                                                                      EXHIBIT 99

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (this "Rights Agreement") is made and entered into as of ____________, 19__, by and among C.W. Matthews Quarries, Inc., a Georgia corporation ("Seller"), those shareholders of Seller appearing on Schedule A and as signatories hereto (each, a "Holder" and collectively, the
   ----------
"Holders"), and Vulcan Materials Company, a New Jersey corporation (the "Company").

                                R E C I T A L S
                                ---------------

     WHEREAS, pursuant to the terms of an Asset Purchase Agreement and Plan of Reorganization, by and among the Seller, the shareholders of Seller, and the Company, dated as of _______, 19__ (as the same may be amended, the "Agreement"), the Seller, the shareholders of the Seller, and the Company shall enter into a plan of "reorganization" within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986 (as amended), the Company shall acquire the Purchased Assets (as defined in the Agreement) of Seller and, in exchange for the Purchased Assets, Seller shall obtain the right to receive shares of the $
1.00 par value common stock of the Company (the "Company Common Stock"); and

     WHEREAS, the Company has agreed, as a condition precedent to Seller's obligations under the Agreement, to grant the Holders certain registration rights; and

     WHEREAS, the Company and the Holders desire to define such registration rights on the terms and subject to the conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

     1.   DEFINITIONS
          -----------

     As used in this Rights Agreement, the following terms have the respective meanings set forth below:

     Closing Date:  shall mean the date on which the Agreement is consummated;
     ------------

     Commission:  shall mean the Securities and Exchange Commission or any other
     ----------
federal agency at the time administering the Securities Act;

     Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended;
     ------------

     Holder:  shall mean any holder of Registrable Securities;
     ------

     Holders' Agent:  shall means the agent designated by the Holders to receive
     --------------
notice under this Rights Agreement pursuant to Section 2(h) of this Rights Agreement;

     Person:  shall mean an individual, partnership, joint stock company,
     ------
corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

     register, registered and registration: shall mean a registration effected
     --------  ----------     ------------
by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

     Registrable Securities: shall mean (A) the shares of Company Common Stock
     ----------------------
issued to the Holders under this Rights Agreement pursuant to the Agreement, and
(B) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Company Common Stock referred to in clause (A); provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, (ii) such securities as are actually sold pursuant to Rule 144 (or any successor provision thereto) under the Securities Act ("Rule 144"), or (iii) such securities as are acquired by the Company or any of its subsidiaries;

     Registration Expenses: shall mean all expenses incurred by the Company in
     ---------------------
compliance with Section 2(a) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, the fees and expenses of one counsel for all Holders not to exceed five thousand dollars ($5,000.00), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

     Security, Securities: shall have the meaning set forth in Section 2(1) of
     --------------------
the Securities Act;

     Securities Act: shall mean the Securities Act of 1933, as amended; and
     --------------

     Selling Expenses: shall mean all underwriting discounts and selling
     ----------------
commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of or all of the Holders, other than fees and expenses of one counsel for all Holders not to exceed five thousand dollars ($5,000.00) to be paid by the Company as Registration Expenses.

     2.   REGISTRATION RIGHTS
          -------------------

          (a)  Registration on Form S-3.
               ------------------------

               (i) The Company shall qualify for registration on Form S-3 or any comparable or successor form or forms the Registrable Securities to be issued on the Closing Date by the Closing Date (the "Registration").

               (ii) The Company shall effect the Registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all such securities.

          (b)  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with the Registration, qualification or compliance pursuant to this
Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          (c)  Registration Procedures.  The Company will keep the Holders, as
               -----------------------
applicable, advised in writing as to the initiation of the Registration and as to the completion thereof. At its expense, the Company will:

          (i) keep the Registration effective for a period of one (1) year following the Closing Date or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, if Rule 144 under the Securities Act does not become available to permit resales of the Registrable Securities after the first anniversary of the Closing Date and such unavailability is not solely the result of actions or inactions of the Holders, then the Company will keep the Registration effective until the earliest of (A) the date on which Rule 144 becomes available for resales of the Registrable Securities or (B) the second anniversary of the Closing Date;

          (ii) furnish to each Holder, and to any underwriter before filing with the Commission, copies of any registration statement (including all exhibits) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Holders and any such underwriter for a period of at least five business days, and the Company shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which any Holder or any such underwriter shall reasonably object within five business days after the receipt thereof; a Holder or such underwriters, if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission, or fails to accomplish the objective provided in Section 2(a);

               (iii) furnish to each Holder and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of the Registration, as each of the Holders or any such underwriter, from time to time may reasonably request;

               (iv) use its best efforts two business days prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, to provide copies of such document to the Holders' Agent and to any underwriter, and make representatives of the Company available for discussion of such document and other customary due diligence matters, and include in such document prior to the filing thereof such information as any Holder or any such underwriter reasonably may request;

               (v) make available at reasonable times for inspection by the Holders, any underwriter participating in any disposition pursuant to the Registration and any attorney or accountant retained by the Holders or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by the Holders and any such underwriters, attorneys or accountants in connection with the Registration subsequent to the filing of the applicable registration statement and prior to the effectiveness of the applicable registration statement;

               (vi) use its good faith reasonable best efforts (x) to register or qualify all Registrable Securities and other securities covered by the Registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by the Registration shall reasonably request, (y) to keep the Registration or qualification in effect for so long as the applicable registration statement remains in effect, and
     (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting the Registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

               (vii) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities;

               (viii) subject to Section 2(f) hereof, promptly notify each Holder of Registrable Securities covered by a registration statement (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (C) of any request by the Commission for (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement, (2) supplements to the prospectus forming a part of such registration statement or (3) additional information, or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ix) use its good faith reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

               (x) if requested by any Holder, or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post effective amendment if necessary, such information as the Holder and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post effective amendment;

               (xi) if requested by any Holder or Holders in connection with a sale or distribution of no less than one-third of the Registrable Securities issued on the Closing Date, furnish to such Holders, addressed to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if the Registration is not an underwritten offering, and use its best efforts to furnish to the Holders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified the Company's financial statements included in the Registration, covering substantially the same matters with respect to the Registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Holders may reasonably request;

               (xii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

               (xiii) provide promptly to the Holders' Agent any document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

               (xiv) cause all Registrable Securities included in the Registration to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

          (d)  Indemnification.
               ---------------

               (i) The Company will indemnify each of the Holders, and as applicable, each of its officers, directors, members and partners, and each person controlling each of the Holders, with respect to the Registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to the Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with the Registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

               (ii) Each of the Holders will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder and under clause (vi) below shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

               (iii) Each party entitled to indemnification under this Section 2(d) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (iv) If the indemnification provided for in this Section 2(d) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Rights Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

               (vi) The foregoing indemnity or contribution agreement of the Company and Holders is subject to the condition that, insofar as it relates to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder (but only if such Holder was required to deliver such Final Prospectus) if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (e)  Information by the Holders.  Each of the Holders holding
               --------------------------
securities included in the Registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with the Registration, qualification or compliance referred to in this Section 2.

          (f)  Holdback Agreement.  Notwithstanding the provisions of Sections
               ------------------
2(a) and 2(c), if the Chairman and Chief Executive Officer of the Company determines in good faith that it is in the best interests of the Company (A) not to disclose the existence of facts surrounding any proposed or pending litigation, acquisition, disposition, strategic alliance or financing transaction involving the Company or (B) for any purpose to comply with the Securities Act, to suspend the registration rights set forth herein, the Company may, by notice to the Holders in accordance with Section 4(a), suspend the rights of the Holders to make sales for such a period of time as the Chairman and Chief Executive Officer of the Company may reasonably determine; provided that any Holder who requests the right to sell Registrable Securities will be notified within twenty-four (24) hours as to whether that Holder may sell such securities and; provided, further, that the Executive Committee of the Board of Directors of the Company must approve any such decision by the Chairman and Chief Executive Officer within one (1) week of the time that such a decision is made or such suspension shall be lifted.

          (g)  Assignment.  The registration rights set forth in Section 2
               ----------
hereof may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of Holder shall be a Holder only with respect to such Registrable Securities so acquired and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Rights Agreement).

          (h)  Holders' Agent.  On the Closing Date, the Holders shall provide
               --------------
the name and address of the Holders' Agent to the Company.

     3.   INTERPRETATION OF THIS AGREEMENT
          --------------------------------

          (a)  Directly or Indirectly.  Where any provision in this Rights
               ----------------------
Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b)  Governing Law.  This Rights Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of Georgia.

          (c)  Section Headings.  The headings of the sections and subsections
               ----------------
of this Rights Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     4.   MISCELLANEOUS
          -------------

          (a)  Notices.
               -------

               (i) All communications under this Rights Agreement shall be in writing and shall be delivered by facsimile or by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

          (A)  if to the Company, to

                         Vulcan Materials Company
                         P.O. Box 530187
                         Birmingham, AL  35253
                                or
                         One Metroplex Drive
                         Birmingham, Alabama  35209
                         Attention:  Michael R. Mills, Esq.
                         (Telecopy:  (205) 877-3094)

          (B)  if to the Holders, to

                         [Name and Address of Holders' Agent]

               (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (b)  Reproduction of Documents.  This Rights Agreement and all
               -------------------------
documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (c)  Third Party Beneficiaries; Successors and Assigns.  Each of the
               -------------------------------------------------
Holders as of the Closing Date of the Agreement is an intended beneficiary of this Rights Agreement and shall be entitled to the benefits of this Rights Agreement, subject to compliance with the obligations of this Rights Agreement as applied to Holders hereunder. This Rights Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

          (d)  Entire Agreement; Amendment and Waiver.  This Rights Agreement
               --------------------------------------
constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Rights Agreement may be amended, and the observance of any term of this Rights Agreement may be waived, with (and only with) the written consent of the Company and the Holders of a majority of the then outstanding Registrable Securities.

          (e)  Counterparts.  This Rights Agreement may be executed in one or
               ------------
more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          (f)  No Inconsistent Agreements.  The Company will not hereafter enter
               --------------------------
into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Rights Agreement.

          (g)  Remedies.  Each Holder of Registrable Securities, in addition to
               --------
being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Rights Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Rights Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (h)  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each of the Holders shall be enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the undersigned have executed this Rights Agreement as of the date first set forth above.


                                        SELLER:
                                        ------

ATTEST:
                                        C.W. MATTHEWS QUARRIES, INC., a
                                        Georgia corporation


___________________________
Name:______________________             By:_____________________________________
Title:_____________________                Robert E. Matthews
                                           President

[CORPORATE SEAL]

                                        HOLDERS:
                                        -------



                                        __________________________________(SEAL)
                                        Robert E. Matthews



                                        __________________________________(SEAL)
                                        James C. Scott, Jr., individually;as Co-
                                        Trustee of the Charles Matthews
                                        Subchapter S Trust U/A December 12,
                                        1994; as Co-Trustee of the Mary Matthews
                                        Burton Subchapter S Trust U/A December
                                        12, 1994; as Co-Trustee of the Luke
                                        Doran Burton Subchapter S Trust U/A
                                        December 12, 1994; as Co-Trustee of the
                                        Michael Scott Matthews Subchapter S
                                        Trust U/A May 22, 1995; and as Co-
                                        Trustee of the Katherine Dawn Matthews
                                        Subchapter S Trust U/A February 14, 1997

                                        __________________________________(SEAL)
                                        Q. William Hammack, Jr., individually;
                                        as Co-Trustee of the Charles Matthews
                                        Subchapter S Trust U/A December 12,
                                        1994; as Co-Trustee of the Mary Matthews
                                        Burton Subchapter S Trust U/A December
                                        12, 1994; as Co-Trustee of the Luke
                                        Doran Burton Subchapter S Trust U/A
                                        December 12, 1994; as Co-Trustee of the
                                        Michael Scott Matthews Subchapter S
                                        Trust U/A May 22, 1995; and as Co-
                                        Trustee of the Katherine Dawn Matthews
                                        Subchapter S Trust U/A February 14, 1997



                                        __________________________________(SEAL)
                                        Dianne Matthews, as Co-Trustee of the
                                        Charles Matthews Subchapter S Trust U/A
                                        December 12, 1994 and as Co-Trustee of
                                        the Mary Matthews Burton Subchapter S
                                        Trust U/A December 12, 1994


                                        COMPANY:
                                        -------

ATTEST:                                 VULCAN MATERIALS COMPANY, a New Jersey
                                        corporation


___________________________
Name:______________________             By:_____________________________________
Title:_____________________                Name:________________________________
                                           Title:_______________________________
[CORPORATE SEAL]

                                  SCHEDULE A
                                  ----------

Robert E. Matthews
_________________
_________, Georgia ________


James C. Scott, Jr.
_________________
_________, Georgia ________


Q. William Hammack, Jr.
_________________
_________, Georgia ________


Dianne Matthews
_________________
_________, Georgia ________